UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2008

WORLDWIDE STRATEGIES INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-52362 (Commission File Number)	41-0946897 (IRS Employer Identification No.)

3801 East Florida Avenue, Suite 400, Denver, Colorado 80210
(Address of principal executive offices) (Zip Code)

(303) 991-5887
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2008, Worldwide Strategies Incorporated’s (“WWSG”) board of directors increased the board of directors by one seat and appointed Philip Verges to serve as a director of WWSG.

Philip Verges is the Chief Executive Officer and Chairman of NewMarket Technology, Inc., a technology company whose common stock is registered under the Securities Exchange of 1934 and quoted on the Over-the Counter Bulletin Board (“NMKT”).  Mr. Verges founded and managed VergeTech Inc. (“VTI”) in 1997.  In June 2002, NMKT acquired all of the assets of VTI and Mr. Verges has been heading NMKT since that time.   Mr. Verges is an experienced executive manager, with a track record in both telecommunications and high technology.  He graduated from the United States Military Academy in 1988. His studies at West Point centered on national security.  Mr. Verges’ early career after the Army includes time in the Computer Sciences Research and Development Department of General Motors as well as experience teaching systems engineering methodology and programming to Electronic Data Systems (“EDS”) employees from 1991 to 1995.  Mr. Verges’ first business start-up experience was at EDS in a new division concentrating on call center technology in financial institutions. Later in 1995, he added to his start-up experience at a $30 million technology services business with the responsibility to open a new geographic region with a Greenfield operation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDWIDE STRATEGIES INCORPORATED
June 19, 2008	By: /s/ James P.R. Samuels James P.R. Samuels Chief Executive Officer